                                                                EXHIBIT (e)(iii)

                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                                     BETWEEN
               SCHWAB CAPITAL TRUST AND CHARLES SCHWAB & CO., INC.

Fund                                                          Effective Date
----                                                          --------------

Schwab International Index Fund - Investor Shares             July 21, 1993

Schwab International Index Fund - Select Shares               April 30, 1997

Schwab Small-Cap Index Fund - Investor Shares                 October 14, 1993

Schwab Small-Cap Index Fund - Select Shares                   April 30, 1997

Schwab MarketTrack Growth Portfolio (formerly                 September 25, 1995
known as Schwab Asset Director-High Growth Fund)

Schwab MarketTrack Balanced Portfolio (formerly               September 25, 1995
known as Schwab Asset Director-Balanced Growth Fund)

Schwab MarketTrack Conservative Portfolio                     September 25, 1995
(formerly known as Schwab Asset
Director-Conservative Growth Fund)

Schwab S&P 500 Fund - e.Shares                                February 28, 1996

Schwab S&P 500 Fund - Investor Shares                         February 28, 1996

Schwab S&P 500 Fund - Select Shares                           April 30, 1997

Schwab Analytics Fund                                         May 21, 1996

Schwab MarketManager International Portfolio                  September 2, 1996
(formerly known as Schwab OneSource
Portfolios-International)

Schwab MarketManager Growth Portfolio (formerly               October 13, 1996
known as Schwab OneSource Portfolios-Growth Allocation)

Schwab MarketManager Balanced Portfolio (formerly             October 13, 1996
known as Schwab OneSource Portfolios-Balanced Allocation)

Schwab MarketManager Small Cap Portfolio (formerly            August 3, 1997
known as Schwab OneSource Portfolios-Small Company)

Institutional Select S&P 500 Fund                             October 28, 1998

Institutional Select Large Cap-Value Index Fund               October 28, 1998

Institutional Select Small-Cap Value Index Fund               October 28, 1998

Schwab Total Stock Market Index Fund - Investor Shares        April 15, 1999

Schwab Total Stock Market Index Fund - Select Shares          April 15, 1999

                                    SCHWAB CAPITAL TRUST

                                    By:    /s/ William J. Klipp
                                    Name:  William J. Klipp
                                    Title: Executive Vice President
                                           and Chief Operating Officer


                                    CHARLES SCHWAB & CO., INC.

                                    By:    /s/ Ron Carter
                                    Name:  Ron Carter
                                    Title: Senior Vice President